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                                                                    EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of VGS Inc. of our report dated September 27, 2001 relating to the financial statements and financial statement schedule of Veritas DGC Inc. as of July 31, 2001 and 2000 and for each of the three years in the period ended July 31, 2001, which appears in Veritas DGC Inc.'s Annual Report on Form 10-K for the year ended July 31, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



PricewaterhouseCoopers LLP

Houston, Texas
July 2, 2002